Exhibit 99.2

Safe Harbor Financial Announces Third Quarter and Nine Month 2023 Results

Revenue of $4.3 million for the third quarter; Nine-month revenue of $13.1 million

Third consecutive quarter of more than $1.0 billion in processed deposits;

Loan book value for the quarter increased 123% year-over-year to a record $42.2 million

GOLDEN, Colo., November 14, 2023 -- SHF Holdings, Inc., d/b/a/ Safe Harbor Financial (“Safe Harbor” or the “Company”) (NASDAQ: SHFS), a leader in facilitating financial services and credit facilities to the regulated cannabis industry, announced today its three- and nine-month results for the period ended September 30, 2023 (“Q3 2023”).

Q3 2023 Financial and Operational Highlights

●	Revenue increased 82.11% to $4.3 million, compared to $2.4 million in Q3 2022;

●	Total deposits increased 28.7% to $1.08 billion compared to $836.4 million in Q3 2022;

●	Monthly average number of accounts held with financial institution (“FI”) clients increased 49.6% to 986 compared to 659 in Q3 2022;

●	Monthly average balances on deposit held with FI clients increased 36.5% to $216.9 million, compared to $158.9 million in Q3 2022;

●	Loan Book value at the end of Q3 2023 increased 123.2% to $42.2 million as compared to $18.9 million in Q3 2022;

●	Ended Q3 2023 with $8.9 million in cash.

First Nine Months 2023 Highlights

●	Revenue increased 121.7% to $13.1 million, compared to $5.9 million in the first nine months of 2022;

●	Total deposits increased 28.7% to $1.08 billion compared to $836.4 million to the first nine months of 2022;

●	Monthly average number of accounts held with financial institution (“FI”) clients increased 62.7% to 1,010 compared to 616 in Q3 2022;

●	Monthly average balances on deposit held with FI clients increased 53.0% to $226.8 million, compared to $148.2 million in Q3 2022;

●	Loan Book value at the end of the first nine months of 2023 increased 123.2 % to $42.2 million as compared to $18.9 million in the same period in 2022.

“The third quarter was another successful quarter for Safe Harbor as our ongoing execution of our growth strategy led to another period of strong financial and operational results for the overall business,” commented Sundie Seefried, Chief Executive Officer of Safe Harbor Financial.

“Over the past year since becoming a publicly traded company operating in a highly regulated industry, our focus has been to grow our overall deposit base and increase the size of our loan book while serving cannabis related businesses. As a result of our continued dedication to the industry coupled with the compliant fintech platform, we have to processed more than $1 billion in cannabis related funds for each of the first three quarters of 2023. With this increased deposit base, we have also been able to increase our credit portfolio by 123% year-over-year to over $42 million in book value. Since the end of 2022, we have also significantly reduced our overall operating expenses while still being able to grow our business and further increase Adjusted EBITDA which was positive for the third consecutive quarter,” concluded Seefried.

Third Quarter 2023 Operational Highlights

●	On July 12, 2023, Safe Harbor announced the launch of interest-bearing commercial accounts;

●	On July 27, 2023, the Company announced it had originated three new loans to a tier-one multi-state operator (MSO);

●	On August 4, 2023, Safe Harbor announced its CEO, Sundie Seefried received the Green Market Report Cannabis Finance Award for Top CEO;

●	On August 21, 2023, the Company announced it hit a key milestone by helping to process over $20 billion in cannabis related funds;

●	On September 14, 2023, Safe Harbor announced it had originated a $3 million first lien secured loan for a leading THC-infused beverage company;

●	On September 19, 2023, the Company announced it launched new line of credit products for cannabis businesses.

Subsequent Operational Highlights

●	On October 10, 2023, the Company announced its participation in the Maxim Group Virtual Tech Conference Series: Exploring All Corners of the Tech Sector.

●	On October 27, 2023, Safe Harbor announced the restructuring of certain deferred consideration obligations in connection with the 2022 acquisition of Abaca.

2023 Financial Outlook

Based on the continued strength of the Company’s operations, Safe Harbor anticipates that full year 2023 revenue will be in the range of $16.0 million to $16.5 million as compared to the $9.5 million in revenue reported for the 2022 full year.

Q3 2023 Three Month Financial Results

For the quarter ended September 30, 2023, total revenue increased to $4.3 million, compared to $2.4 million in the prior year period, primarily due to higher investment and loan interest income and higher deposit, activity and onboarding income.

Third quarter 2023 operating expenses increased to $3.8 million, compared to $1.6 million in the prior year period. The increase in operating expense is due to increased compensation and employee benefits increased on account of stock-based compensation and also the increase in the head count in anticipation of growth. General and administrative expenses increased across various categories including: i) approximately $134,699 in investment hosting fees as a result of the reorganization, ii) approximately $92,123 in increased marketing expense as we focus on growth, iii) approximately $287,246 in amortization and depreciation, and iv) approximately $100,023 in business insurance. There was an increase in professional services expense primarily due to the increase in the legal fees, audit fees, and consulting fees towards SEC filing and other regulatory reporting. The provision for credit losses has decreased due to decrease in the loss rate and an increase in the absolute value of the loans. Impairment of goodwill and finite lived intangible assets has increased on account of termination of the Master Services and Revenue Sharing Agreement with Central Bank under which the Company provided expertise and intellectual property to cannabis related businesses primarily located in Arkansas.

Net loss for Q3 2023 was $748,067, compared to net income of $1,056,235 in the prior year period, primarily due to an increase in compensation and employee benefits as well as an increase in general and administrative expenses. The net loss also includes an increase in professional fees on account of an increase in compliance expenses as well as increases in compensation, employee benefits, marketing, and insurance.

Q3 2023 Nine Month Financial Results

For the nine month period ended September 30, 2023, total revenue increased to $13.1 million, compared to $5.9 million in the prior year period, primarily due to higher investment and loan interest income and higher deposit, activity and onboarding income.

First nine month 2023 operating expenses increased to $32.1 million, compared to $4.2 million in the prior year period. The increase in operating expenses is due to increased compensation and employee benefits on account of stock-based compensation and also the increase in the head count in anticipation of growth. General and administrative expenses increased across various categories including: i) approximately $746,080 in investment hosting fees as a result of the reorganization, ii) approximately $93,393 in increased marketing expense as we focus on growth, iii) approximately $1,082,959 in amortization and depreciation, and iv) approximately $533,630 in business insurance. Professional services expense increased primarily due to the increase in the legal fees, audit fees, and consulting fees towards SEC filing and other ancillary reporting. There was a $13.2 million impairment of goodwill and a $3.7 million finite-lived intangible assets on account of the termination of the Master Services and Revenue Sharing Agreement with Central Bank under which the Company provided expertise and intellectual property to cannabis related businesses primarily located in Arkansas. The provision for credit losses increased due to an increase in the loss rate and with an increase in the absolute value of the loans.

Net loss for the first nine months of 2023 was $19.8 million, compared to net income of $1.9 million in the prior year period, primarily due to an increase in compensation and employee benefits as well as an increase in general and administrative expenses. The net loss also includes an increase in professional fees on account of increases in compliances expenses as well as increases in compensation, employee benefits, marketing, and insurance.

As of September 30, 2023, the Company had cash and cash equivalents of $8.9 million, compared to $8.4 million at December 31, 2022.

SHF Holdings, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$8,948,644	$8,390,195
Accounts receivable – trade	1,312,900	1,401,839
Contract assets	2,115	21,170
Prepaid expenses – current portion	189,488	175,585
Accrued interest receivable	123,282	40,266
Short-term loans receivable, net	12,166	51,300
Other current assets	-	150,817
Total Current Assets	$10,588,595	$10,231,172
Long-term loans receivable, net	304,967	1,250,691
Property, plant and equipment, net	126,363	49,614
Operating lease right to use assets	898,945	1,016,198
Goodwill	6,058,000	19,266,276
Intangible assets, net	5,985,773	10,621,087
Deferred tax asset	43,198,800	51,593,302
Prepaid expenses – long term position	614,120	712,500
Forward purchase receivable	4,584,221	4,584,221
Security deposit	18,501	17,795
Total Assets	$72,378,285	$99,342,856
LIABILITIES AND PARENT-ENTITY NET INVESTMENT AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$933,719	$2,851,457
Accrued expenses	1,323,651	6,354,485
Contract liabilities	63,402	996
Lease liabilities – current	122,508	20,124
Senior secured promissory note – current portion	2,731,369	-
Deferred consideration – current portion	14,722,147	14,359,822
Due to seller - current portion	-	25,973,017
Other current liabilities	72,912	11,291
Total Current Liabilities	$19,969,708	$49,571,192
Warrant liability	1,084,308	666,510
Deferred consideration – long term portion	2,857,891	2,747,592
Forward purchase derivative liability	7,309,580	7,309,580
Due to seller – long term portion	-	30,976,783
Senior secured promissory note—long term portion	11,768,631	-
Lease liabilities – long term	898,745	1,008,109
Deferred underwriter fee	-	1,450,500
Indemnity liability	1,465,455	499,465
Total Liabilities	$45,354,318	$94,229,731
Commitment and Contingencies (Note 15)
Parent-Entity Net Investment and Stockholders’ Equity

Convertible preferred stock, $.0001 par value, 1,250,000 shares authorized, 3,811 and 14,616 shares issued and outstanding on September 30, 2023 and December 31, 2022, respectively	-	1
Class A common stock, $.0001 par value, 130,000,000 shares authorized, 46,593,317 and 23,732,889 issued and outstanding on September 30, 2023 and December 31, 2022, respectively	4,660	2,374
Additional paid in capital	98,704,114	44,806,031
Retained deficit	(71,684,807)	(39,695,281)
Total Parent-Entity Net Investment and Stockholders’ Equity	$27,023,967	$5,113,125
Total Liabilities and Parent-Entity Net Investment and Stockholders’ Equity	$72,378,285	$99,342,856

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SHF Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended September 30		For the nine months ended September 30
	2023	2022	2023	2022

Revenue	$4,332,974	$2,379,314	$13,085,861	$5,903,213

Operating Expenses
Compensation and employee benefits	$2,069,910	$865,595	$8,269,761	$2,383,117
General and administrative expenses	1,482,792	373,695	4,874,255	856,205
Impairment of goodwill	-	-	13,208,276	-
Impairment of finite-lived intangible assets	-	-	3,680,463	-
Professional services	361,804	195,464	1,431,785	534,494
Rent expense	87,951	30,759	246,694	82,087
Provision (benefit) for credit losses	(200,932)	88,345	377,614	383,910
Total operating expenses	$3,801,525	$1,553,858	$32,088,848	$4,239,813
Operating (loss) income	531,449	825,456	(19,002,987)	1,663,400
Other expenses (income)
Interest expense	356,840	36,002	1,544,779	36,002
Change in fair value of forward purchase option derivative liability	-	601,691	-	601,691
Change in fair value of warrant liability	860,735	(868,472)	417,798	(868,472)
Total other expenses	$1,217,575	$230,779	$1,962,577	$230,779
Net (loss) income before income tax	(686,126)	1,056,235	(20,965,564)	1,894,179
Income tax (benefit) expense	61,941	-	(1,199,483)	-
Net (loss) income	$(748,067)	$1,056,235	$(19,766,081)	$1,894,179
Weighted average shares outstanding, basic	49,257,988	18,715,912	38,725,273	18,715,912
Basic net (loss) income per share	$(0.02)	$0.06	$(0.51)	$0.10
Weighted average shares outstanding, diluted	49,257,988	20,760,912	38,725,273	20,760,912
Diluted (loss) income per share	$(0.02)	$0.05	$(0.51)	$0.09

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SHF Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF PARENT-ENTITY NET INVESTMENT AND STOCKHOLDERS’ EQUITY

(Unaudited)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2023

	Preferred Stock		Class A Common Stock		Additional Paid-in	Parent- Entity Net	Retained	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Investment	deficit	Equity
Balance, June 30, 2023	4,221	$-	46,265,317	$4,627	$97,923,103	$-	$(70,577,990)	$27,349,740
Conversion of PIPE shares	(410)	-	328,000	33	358,717	-	(358,750)	-
Restricted stock units	-	-	-	-	33,735	-	-	33,735
Stock option conversion	-	-	-	-	388,559	-	-	388,559
Net loss	-	-	-	-	-	-	(748,067)	(748,067)
Balance, September 30, 2023	3,811	$-	46,593,317	$4,660	$98,704,114	$-	$(71,684,807)	$27,023,967

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2022

	Preferred Stock		Class A Common Stock		Additional Paid-in	Parent- Entity Net	Retained	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Investment	deficit	Equity
Balance, June 30, 2022	-	$-	-	$-	$-	$8,312,043	$-	$8,312,043
Issuance of shares in connection with Business Combination and PIPE offering, net of issuance costs	20,450	2	18,715,912	1,872	30,451,696	(9,124,297)	-	21,329,273
Net profit	-	-	-	-	-	812,254	243,981	1,056,235
Balance, September 30, 2022	20,450	$2	18,715,912	$1,872	$30,451,696	$-	$243,981	$30,697,551

SHF Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF PARENT-ENTITY NET INVESTMENT AND STOCKHOLDERS’ EQUITY

(Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

	Preferred Stock		Class A Common Stock		Additional Paid-in	Parent- Entity Net	Retained	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Investment	deficit	Equity
Balance, December 31, 2022	14,616	$1	23,732,889	$2,374	$44,806,031	$-	$(39,695,281)	$5,113,125
Reversal of deferred underwriting cost	-	-	-	-	900,500	-	-	900,500
Cumulative effect from adoption of CECL	-	-	-	-	-	-	(581,321)	(581,321)
Conversion of PIPE shares	(10,805)	(1)	10,394,200	1,039	11,641,086	-	(11,642,124)	-
Restricted stock units	-	-	1,266,228	127	1,243,446	-	-	1,243,573
Stock option conversion	-	-	-	-	1,707,763	-	-	1,707,763
Issuance of shares to PCCU (net of tax)	-	-	11,200,000	1,120	38,405,288	-	-	38,406,408
Net loss	-	-	-	-	-	-	(19,766,081)	(19,766,081)
Balance, September 30, 2023	3,811	$-	46,593,317	$4,660	$98,704,114	$-	$(71,684,807)	$27,023,967

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022

	Preferred Stock		Class A Common Stock		Additional Paid-in	Parent- Entity Net	Retained	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Investment	deficit	Equity
Balance, December 31, 2021	-	$-	-	$-	$-	$7,339,101	$-	$7,339,101

Contribution from parent	-	-	-	-	-	134,998	-	134,998
Issuance of shares in connection with Business Combination and PIPE offering, net of issuance costs	20,450	2	18,715,912	1,872	30,451,696	(9,124,297)	-	21,329,273
Net income	-	-	-	-	-	1,650,198	243,981	1,894,179
Balance, September 30, 2022	20,450	$2	18,715,912	$1,872	$30,451,696	$-	$243,981	$30,697,551

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SHF Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the nine months ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(19,766,081)	$1,894,179
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,086,535	3,576
Stock compensation expense	2,951,336	-
Interest expense	1,544,780	-
Provision for credit losses	377,614	383,910
Lease expense	110,273	-
Impairment of goodwill	13,208,276	-
Impairment of finite-lived intangible assets	3,680,463	-
Deferred tax benefit	(1,199,483)	(266,781)
Change in fair value of warrant	417,798	-
Changes in operating assets and liabilities:
Accounts receivable	88,937	(290,361)
Contract assets	19,055	10,641
Prepaid expenses	84,477	(20,457)
Accrued interest receivable	(83,017)	(17,866)
Deferred underwriting payable	(550,000)	-
Other current assets	150,817	-
Accounts payable	(1,856,117)	116,050
Accrued expenses	(552,395)	153,662
Deferred loan origination fees	-	-
Contract liabilities	62,406	6,250
Security deposit	(706)	(5,036)
Net cash (used in) provided by operating activities	(225,032)	1,967,767

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of property and equipment	(208,434)	(13,735)
Funding of other investment	-	(500,000)
Repayment of loans receivable, net	991,914	35,241
Net cash provided by (used in) investing activities	783,480	(483,530)
CASH FLOWS USED IN FINANCING ACTIVITIES:
Proceeds from reverse capitalization, net of transaction costs	-	287,834
Net cash provided by financing activities	-	287,834

Net increase in cash and cash equivalents	558,449	1,777,107
Cash and cash equivalents – beginning of period	8,390,195	5,495,905
Cash and cash equivalents – end of period	$8,948,644	$7,273,012

Supplemental disclosure
Shares issued for the settlement of PCCU debt obligation	$38,406,408	$-
Cumulative effect from adoption of CECL	581,321	-
Interest payment on senior secured promissory note	260,007	-
Reversal of deferred underwriting cost	900,500	-

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

UNAUDITED Reconciliation of net (loss) income to non-GAAP EBITDA and Adjusted EBITDA is as follows:

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net (loss) income	$(748,067)	$1,056,235	$(19,766,081)	$1,894,179
Interest expense	356,840	36,002	1,544,779	36,002
Depreciation and amortization	288,871	1,625	1,086,535	3,576
Taxes	61,941	-	(1,199,483)	-
EBITDA	$(40,415)	$1,093,862	$(18,334,250)	$1,933,757

Other adjustments –
Provision for credit (benefit) losses	(200,932)	88,345	377,614	383,910
Change in the fair value of warrants	860,735	(868,472)	417,798	(868,472)
Change in the fair value of forward purchase derivatives	-	601,691	-	601,691
Stock option conversion	422,294	-	2,951,336	-
Impairment of goodwill and finite-lived intangible assets	-	-	16,888,739	-
Loan origination fees and costs	11,431	102,364	12,178	102,364
Adjusted EBITDA	$1,053,113	$1,017,790	$2,313,415	$2,153,250

Safe Harbor Financial discloses EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures and are calculated as net income before taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Management of the Company uses this information in evaluating period over period performance because it believes it presents an important metric regarding the Company’s ongoing operating performance. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Conference Call Details:

The Company’s Chief Executive Officer, Sundie Seefried and Chief Financial Officer, Jim Dennedy will host a conference call and webcast at 4:30 pm ET / 1:30 pm PT today to discuss the Company’s financial results and provide investors with key business highlights.

Date:	Tuesday, November 14, 2023
Time:	4:30 p.m. ET / 1:30 p.m. PT
Live webcast and replay:	webcast link
Participant Dial-In:	646-307-1963 or 800-715-9871 (Toll Free)
Passcode:	2576146

About Safe Harbor

Safe Harbor is among the first service providers to offer compliance, monitoring and validation services to financial institutions, providing traditional banking services to cannabis, hemp, CBD, and ancillary operators, making communities safer, driving growth in local economies, and fostering long-term partnerships. Currently managing more than 1000 cannabis-related relationships, Safe Harbor, through its financial institution clients, implements high standards of accountability, transparency, monitoring, reporting and risk mitigation measures while meeting Bank Secrecy Act obligations in line with FinCEN guidance on cannabis-related businesses. Over the past eight years, Safe Harbor has facilitated more than $18 billion in deposit transactions for businesses with operations spanning over 40 states and US territories with regulated cannabis markets. For more information, visit www.shfinancial.org.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements’’ within the meaning of federal securities laws. Forward-looking statements may include, but are not limited to, statements with respect to trends in the cannabis industry, including proposed changes in U.S and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors; new product and service offerings Safe Harbor may introduce in the future; the impact of recent volatility in the capital markets, which may adversely affect the price of the Company’s securities; the outcome of any legal proceedings that may be instituted against Safe Harbor; other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future; and the other risk factors discussed in Safe Harbor’s filings from time to time with the Securities and Exchange Commission. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject, are subject to risks and uncertainties. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of Safe Harbor), and other assumptions, that may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements. . We discuss these risks in greater detail in the sections entitled “Risk Factors” in our Annual Report on Form 10-K and, as applicable, in our Quarterly Reports on Form 10-Q filed with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact Information

Safe Harbor Media
Nick Callaio, Marketing Manager
720.951.0619
Nick@SHFinancial.org

Safe Harbor Investor Relations
ir@SHFinancial.org

KCSA Strategic Communications
Phil Carlson
safeharbor@kcsa.com